SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                 8/06/02              700-           86.2143
                                 7/01/02            1,400-           95.2143
                                 6/25/02              500-           86.5000
                                 6/18/02              500-           82.0000
                                 6/17/02            1,300-           82.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.